EXHIBIT 16

               LETTER REGARDING CHANGE IN CERTIFYING ACCOUNTANT







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                                                      July 3, 1996



The Securities and Exchange Commission
Washington, DC 20549

Gentlemen:

We were previously principal accountants for Nelson County Federal Savings & Loan Association and on August 17, 1995, we reported on the consolidated financial statements of Nelson County Federal Savings & Loan Association and Subsidiary ("Association") as of and for the two years ending June 30, 1995. On June 4, 1996, we were dismissed as principal accountants of the Association. We have read the Association's statements included under Item 4 of NCF Financial Corporation's Amendment No. 1 to Form 8-K filed July 5, 1996, and we agree with such statements. It is our understanding that this letter will be filed as an Exhibit to the Amendment No. 1 to Form 8-K.

                                    Very truly yours,


                                   CRISP HUGHES & CO., L.L.P.


                                   /s/ Timothy A. Kelley
                                   Timothy A. Kelley, Partner